UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DigitalFX International, Inc.
(Exact name of registrant as specified in its charter)

Florida	65-0358792
(State of incorporation or organization)	(IRS Employer
Identification No.)

3035 East Patrick Lane, Suite 9
Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.001 per share	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

Incorporated by reference to the discussion set forth under the caption “Description of Capital Stock” contained in the Prospectus included in Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 of DigitalFX International, Inc. filed with the Securities and Exchange Commission on May 22, 2007 (File No. 333-136855).

Item 2. Exhibits.

ITEM	DESCRIPTION
3.1.1	Articles of Incorporation of the Registrant effective January 23, 1991. (1)
3.1.2	Articles of Amendment of Articles of Incorporation of the Registrant effective December 23, 1995. (1)
3.1.3	Articles of Amendment of Articles of Incorporation of the Registrant effective May 4, 1999. (1)
3.1.4	Articles of Amendment of Articles of Incorporation of the Registrant effective June 7, 2006. (2)
3.1.5	Articles of Amendment of Articles of Incorporation of the Registrant effective August 1, 2006. (3)
3.2	Bylaws of the Registrant. (4)
4.1	2006 Stock Incentive Plan. (5)
4.2	Form of VMdirect, L.L.C. Warrant. (6)
4.3	Form of Warrant Assignment and Assumption Agreement. (7)

  ______________

(1)
Filed previously as Exhibit 2.1 to the Registrant’s Form 10-SB Registration Statement (File No. 000-27551), filed with the Securities and Exchange Commission on October 5, 1999, and incorporated herein by this reference.

(2)
Filed previously as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 000-27551), filed with the Securities and Exchange Commission on June 19, 2006, and incorporated herein by this reference.

(3)
Filed previously as Exhibit A to the Registrant’s Definitive Information Statement on Schedule 14C (File No. 000-27551), filed with the Securities and Exchange Commission on July 7, 2006, and incorporated herein by this reference.

(4)
Filed previously as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-QSB (File No. 000-27551), filed with the Securities and Exchange Commission on August 14, 2007, and incorporated herein by this reference.

(5)
Filed previously as Exhibit B to the Registrant’s Definitive Information Statement on Schedule 14C (File #: 000-27551), filed with the Securities and Exchange Commission on July 7, 2006, and incorporated herein by this reference.

(6)
Filed previously as Exhibit 10.9 to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2 (File #: 333-136855), filed with the Securities and Exchange Commission on October 5, 2006, and incorporated herein by this reference.

(7)
Filed previously as Exhibit 10.10 to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2 (File #: 333-136855), filed with the Securities and Exchange Commission on October 5, 2006, and incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DIGITALFX INTERNATIONAL, INC.
(Registrant)

Dated: August 22, 2007	By:	/s/ Lorne Walker
Lorne Walker
	Its:	Chief Financial Officer

EXHIBIT INDEX

ITEM	DESCRIPTION
3.1.1	Articles of Incorporation of the Registrant effective January 23, 1991. (1)
3.1.2	Articles of Amendment of Articles of Incorporation of the Registrant effective December 23, 1995. (1)
3.1.3	Articles of Amendment of Articles of Incorporation of the Registrant effective May 4, 1999. (1)
3.1.4	Articles of Amendment of Articles of Incorporation of the Registrant effective June 7, 2006. (2)
3.1.5	Articles of Amendment of Articles of Incorporation of the Registrant effective August 1, 2006. (3)
3.2	Bylaws of the Registrant. (4)
4.1	2006 Stock Incentive Plan. (5)
4.2	Form of VMdirect, L.L.C. Warrant. (6)
4.3	Form of Warrant Assignment and Assumption Agreement. (7)

  ______________

(1)
Filed previously as Exhibit 2.1 to the Registrant’s Form 10-SB Registration Statement (File No. 000-27551), filed with the Securities and Exchange Commission on October 5, 1999, and incorporated herein by this reference.

(2)
Filed previously as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 000-27551), filed with the Securities and Exchange Commission on June 19, 2006, and incorporated herein by this reference.

(3)
Filed previously as Exhibit A to the Registrant’s Definitive Information Statement on Schedule 14C (File No. 000-27551), filed with the Securities and Exchange Commission on July 7, 2006, and incorporated herein by this reference.

(4)
Filed previously as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-QSB (File No. 000-27551), filed with the Securities and Exchange Commission on August 14, 2007, and incorporated herein by this reference.

(5)
Filed previously as Exhibit B to the Registrant’s Definitive Information Statement on Schedule 14C (File #: 000-27551), filed with the Securities and Exchange Commission on July 7, 2006, and incorporated herein by this reference.

(6)
Filed previously as Exhibit 10.9 to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2 (File #: 333-136855), filed with the Securities and Exchange Commission on October 5, 2006, and incorporated herein by this reference.

(7)
Filed previously as Exhibit 10.10 to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2 (File #: 333-136855), filed with the Securities and Exchange Commission on October 5, 2006, and incorporated herein by this reference.